Exhibit 99.1

FOR IMMEDIATE RELEASE

CENDANT CORPORATION BOARD OF DIRECTORS ANNOUNCES PLAN
TO SEPARATE CENDANT INTO FOUR PUBLICLY OWNED,
PURE-PLAY COMPANIES

Creation of Separate Publicly Traded Real Estate, Travel Distribution, Hospitality and
Vehicle Rental Companies Intended to Maximize Value for Cendant Shareholders

New Companies Will Have Strong Balance Sheets, Significant Scale, Leading Market
Positions and Brands, and World-Class, Experienced Management Teams

Company Reassesses Impact of Recent Trends and Events on Future Results

New York, NY 10-24-2005 — Cendant Corporation (NYSE: CD) today announced that its Board of Directors has approved a plan to separate Cendant into four independent, publicly traded, pure-play companies — one each for Cendant’s real estate, travel distribution, hospitality and vehicle rental businesses. The plan is designed to enable shareholders and the four companies to realize Cendant’s value, which has not yet been fully recognized by the market, despite the strong operating and financial performance of Cendant’s businesses.

Following the proposed transaction, Cendant’s shareholders will own 100% of the equity in all four companies. The transaction is expected to be effected through three 100% spin-offs in the summer of 2006. It is expected to be tax-free for the Company and its shareholders.

Move Designed to Unlock Value

Cendant’s Chairman and Chief Executive Officer, Henry R. Silverman, said, “We believe that this is the right thing to do, for the right reasons and at the right time. Creating four strong and focused pure-play companies is the best way to unlock the full value of Cendant’s businesses for the benefit of our shareholders in both the short and long term. All of our businesses have done well, yet despite Cendant’s consistently strong operating and financial performance in recent years, the market has not fully recognized the value of the Company. Our successful efforts to simplify Cendant’s structure and divest non-core businesses have underscored the benefits of greater clarity and focus. With these efforts complete, we have now concluded that it is in the best interests of our shareholders to establish pure-play enterprises, as we and our advisors believe the sum of the parts has a value in excess of our current share price.”

Cendant anticipates that the separation of the Company’s core businesses will facilitate a clearer understanding and fairer market valuation of each of these businesses. The transaction is intended to reduce the complexity surrounding investor understanding and analysis of Cendant’s businesses and enable investors to choose how to diversify their Cendant holdings. Cendant also expects to attract new interest from investors who want to own stock in one or more of the separate companies, even though they might not have been as interested in Cendant’s diversified holdings as a single company.

Cendant’s President and Chief Financial Officer, Ronald L. Nelson, added, “Since mid-2004, we have created three focused public companies — Jackson Hewitt, PHH Corporation and

Wright Express — through two initial public offerings and one spin-off. The share price appreciation of each of these companies has significantly outperformed its respective industry groupings, the S&P 500 and Cendant, giving greater credence to our view that the aggregate valuations of the four proposed new companies will exceed that of Cendant today.”

Strategic Rationale

The Company and its advisors evaluated a number of strategic alternatives to increase shareholder value, including a leveraged recapitalization; a sale of one, several or all of Cendant’s business units; and different configurations of a separation.

“We concluded that this proposed transaction is the most feasible and the most financially attractive,” Mr. Silverman continued. “It is a tax-efficient approach and does not preclude the other alternatives considered by our Board after the separation occurs. This structure removes another layer of complexity, enables the companies to have readily identifiable market comparables and preserves most of the revenue synergies among our business units. And we will seek to preserve other synergies through arms’-length contractual arrangements.”

Geopolitical Risk

In considering this transaction, the Company also reassessed its previously articulated view that it manages event-related risk through size and diversity. Commenting on this reassessment, Mr. Nelson said, “Obviously, we thought long and hard about the fact that there will be more volatility in the separate travel assets than currently exists. However, each new company will be affected differently and we expect that each will be sufficiently capitalized to manage event-driven risk. Moreover, it has become clear in the last few years that the advantages of focused pure-play companies in the market outweigh the incremental benefits offered by Cendant’s hedged portfolio.”

Four Strong Competitors

“From inception,” Mr. Silverman said, “each of the new companies will be a major competitor in its sector. Each will have leading brands and market positions, strong balance sheets, significant scale and world-class, experienced management teams.”

Mr. Silverman emphasized these key strengths of the new companies:

•	Real Estate Services is the leader in the residential real estate services sector — the largest real estate brokerage franchisor and operator, the world’s premier employee relocation and mobility services company, and a leading provider of title agency and other settlement services.

•	Travel Network encompasses Cendant’s Travel Distribution Services division as well as RCI and Vacation Rental Group — with a powerful portfolio of global brands and a strong U.S. and international presence, it is a leader in the growing travel intermediary sector, and is the largest timeshare exchange company as well as the largest marketer of European vacation rentals.

•	Hospitality is one of the world’s largest lodging companies, with nine of the best-known brands, and the world’s largest developer, marketer and manager of timeshares.

•	Vehicle Rental Services, with two of the most-recognized brands in its sector, is one of the largest general-use car rental businesses in the U.S.

Experienced Managements

The four new companies will be led by teams drawn from Cendant’s current senior leadership. Richard A. Smith will be Chief Executive Officer of Real Estate Services, with Mr. Silverman serving as Non-Executive Chairman. At Travel Network, Mr. Silverman will serve as Chairman and Chief Executive Officer, with Samuel L. Katz as Vice Chairman and President. Hospitality will be headed by Stephen P. Holmes as Chairman and Chief Executive Officer, while Mr. Nelson will lead Vehicle Rental Services as its Chairman and Chief Executive Officer.

“Cendant is fortunate to have these four world-class executives — Ron Nelson, Richard Smith, Steve Holmes and Sam Katz — to provide the new companies with the leadership they need,” Mr. Silverman commented. “The best way for me to make a contribution is to help Richard and Sam launch these exciting new enterprises.”

Highest Governance Standards

Each of the new companies’ Board of Directors will be composed of a diverse group of experienced directors, with a majority of independent directors and a commitment to the highest standards of corporate governance.

No Change in Operations; New Opportunities for Employees

The Company emphasized that the planned transaction should not affect the operations of its business units and that generally customers, suppliers, franchisees and other business partners should see no changes in their relationships with Cendant businesses. It also emphasized that employees generally should not be affected.

Mr. Nelson said, “The creation of four separate, pure-play companies will offer Cendant employees important new opportunities for growth. Most business unit and division employees won’t see any significant changes in their day-to-day responsibilities. And many corporate employees will have new opportunities available to them in the four new companies. One of our highest priorities will be to ensure that as many employees as possible are placed in appropriate positions at the new companies.”

Strong Capitalization, Restructured Debt

It is expected that the new companies will be prudently and conservatively capitalized, which is expected to offset any potential exposure to added market volatility they may face as focused businesses, while at the same time providing flexibility for long-term growth.

Any refinancing of Cendant’s corporate debt will be apportioned between Real Estate Services and Travel Network. Real Estate Services and Travel Network will share responsibility for the Company’s contingent liabilities. It is expected that Hospitality and

Vehicle Rental Services will have no legacy corporate debt but will assume the existing securitized debt related to timeshare and rental vehicle assets, respectively.

Dividend and Share Repurchase Strategy

The Company noted that it expects to continue to recommend to its Board of Directors payment of the regular $0.11 quarterly dividend until the separation is completed. Following the separation, it is currently expected that all four companies will pay dividends, which, in the aggregate, will approximate the dividend currently paid by Cendant. Individual company payments will be determined at a later date and will be within the discretion of the respective Boards of Directors, although Cendant anticipates that the Real Estate Services and Travel Network entities will pay the substantial majority of the post-separation aggregate dividend.

The Company also said that, in light of the proposed transaction, it will re-assess its share repurchase targets as it refines the capital structure and credit ratings of each of the four new companies. Accordingly, while the Company’s share repurchase authorization remains in place, its previously announced share repurchase target of $2 billion over the course of 2005 and 2006 is no longer operative.

Company Headquarters and Names

The Real Estate, Hospitality and Vehicle Rental companies are expected to continue to be based in Parsippany, N.J., where they are now located. Travel Network will headquarter at Cendant’s current New York City office. No change in the location of the Company’s workforce is anticipated.

No new names have been selected yet for the new companies. That process will be completed prior to the completion of the separation. The Cendant name will be retired.

Stock exchange listings for the four new publicly traded companies have not yet been determined.

Cendant is being advised by Evercore Partners and JPMorgan in connection with this transaction, and its outside legal counsel is Skadden, Arps, Slate, Meagher & Flom LLP.

Conditions Precedent to Completion of Transaction

Consummation of the proposed transaction will be subject to certain conditions precedent, including final approval by Cendant’s Board of Directors, receipt of a tax opinion of counsel and the filing and effectiveness of registration statements with the Securities and Exchange Commission. Also, the separation is subject to the completion of applicable refinancings.
Approval of Cendant’s shareholders is not required.

Additional Information on Four New Companies

The proposed four new companies will represent the following proportions of Cendant’s estimated 2005 key financial metrics:

	Real Estate	Travel	Hospitality	Vehicle Rental
	Services (a)	Network (a)	(a)	Services (a)

% of Cendant Estimated 2005 Revenue	39--41%	18--20%	12--14%	27--29%

% of Cendant Estimated 2005 EBITDA (b)	40--42%	28--30%	14--16%	14--16%

% of Cendant Estimated 2005 Pre- tax Earnings (b)	44--46%	21--23%	16--18%	15--17%

(a)	EBITDA represents income from continuing operations before non-program related depreciation and amortization, non-program related interest, amortization of pendings and listings, income taxes and minority interest. All percentages are based on the Company’s guidance to be issued in connection with its third quarter 2005 earnings release (excluding the results of its former mortgage business). The percentages for Travel Network and Hospitality reflect the transfer of the Company’s timeshare exchange business, RCI, and its European vacation rental business from Hospitality to Travel Network. The percentages have been provided for informational purposes and are not necessarily indicative of the results of future operations or the actual results that would have been achieved had the separation occurred at the beginning of 2005.

(b)	EBITDA percentages reflect the allocation of corporate overhead based upon Cendant’s estimate of each company’s relative consumption of Corporate services as a stand-alone public entity. Cendant’s preliminary estimates indicate that the aggregate Corporate services costs incurred by the stand-alone entities will not exceed Cendant’s total Corporate services costs. The pre-tax earnings percentages further reflect the allocation of (i) Corporate depreciation and amortization using the same methodology described above and (ii) Corporate debt interest expense based upon each company’s proposed debt structure, under which Cendant expects its Corporate debt to be apportioned equally between Real Estate Services and Travel Network.

Additional information about the four new companies is appended below.

Future Financial Results

Cendant will report its third quarter results today after the market closes. Earnings per share were $0.44, which is consistent with the low end of the range of the Company’s previous guidance.

Based upon current trends in the Company’s consumer-oriented travel businesses, EBITDA from core operating segments (excluding restructuring charges) is expected to increase approximately 14%, year-over-year, in the fourth quarter 2005, as compared with our previous projected growth of approximately 25%.

Mr. Nelson commented, “Several of our leisure travel units began to show signs of slowing growth during the third quarter. Although some of what we experienced can be directly attributed to the impact of terrorism, devastating hurricanes and higher gasoline prices, we also began to feel the impact of, among other things, the slowdown in the rate of growth currently affecting all online businesses, as well as the ongoing channel shift to supplier sites, demand weakness in certain key markets in the global distribution business, and continued economic weakness in Europe. In addition, we combined our timeshare exchange business, RCI, and our Vacation Rental Group to create the new Vacation Network Group. This combination is expected to save the Company approximately $9 million annually as well as broaden the marketing capability of our European travel business, but will result in severance and facility closing costs of approximately $0.01 per share in fourth quarter 2005. As a result of this restructuring and the slower growth noted above, the Company will reduce its projection for fourth quarter 2005 earnings per share by $0.03 to $0.04 to a range of $0.23 to $0.26. This projection does not include any potential charges associated with the transaction.”

Mr. Nelson continued, “The effect of these items on 2006 is not yet clear. However, based upon the current trends noted above, together with increased fleet costs and higher interest cost in the rental car business, we preliminarily project revenue to grow by approximately 10% and EBITDA from core operating segments to grow by 11%-13% in 2006 versus 2005, down from our previous estimate of 11% revenue and 19% EBITDA growth.”

The Company will not be providing specific earnings per share guidance for Cendant for 2006, as it is no longer relevant due to the contemplated transaction. The Company expects to provide guidance for each of the proposed new companies at its 2006 Investor Day, currently planned for February 2, 2006.

Investor Conference Call

Cendant will host a conference call to discuss this announcement today, Monday October 24, 2005, at 9:00 AM (ET). Investors may access the call live at www.cendant.com or by dialing 888-889-1958 within the United States, or 517-308-9005 for international callers, using the access code: “Cendant”. A web replay will be available at www.cendant.com following the call. A telephone replay will be available from 12:00 PM (ET) on October 24, 2005 until midnight (ET) on October 31, 2005 at 866-455-0587 within the United States, or at 203-369-1266 for international callers.

About Cendant Corporation

Cendant Corporation is primarily a provider of travel and residential real estate services. With approximately 85,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries. More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company’s Web site at www.cendant.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. The Company cannot provide any assurances that the separation or any of the proposed transactions related thereto will be completed, nor can it give assurances as to the terms on which such transactions will be consummated. The transaction is subject to certain conditions precedent, including final approval by the Board of Directors of Cendant.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks inherent in the contemplated separation and related transactions and borrowings and costs related to the proposed transactions; distraction of the Company and its management as a result of the proposed transactions; changes in business, political and economic conditions in the U.S. and in other countries in which Cendant and its companies currently do business; changes in governmental regulations and policies and actions of regulatory bodies; changes in operating performance; and access to capital markets and changes in credit ratings, including those that may result from the proposed transaction. Other unknown or unpredictable factors also could have material adverse effects on Cendant’s and its companies’ performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward looking statements are specified in Cendant’s 10-Q for the quarter ended June 30, 2005, including under headings such as “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

This press release includes management’s estimate of EBITDA growth from core operating segments for fourth quarter 2005. Management believes the most directly comparable GAAP measure would be “Net Income.” As the Company has not yet completed its calculation of the gain resulting from the October 17, 2005 sale of its Marketing Services division, the Company is only capable of providing a reconciliation to Net Income before the results of Discontinued Operations. Provided below is a reconciliation of EBITDA to Income from Continuing Operations (which represents Net Income before the results of Discontinued Operations) for fourth quarter 2005 (projected) and 2004:

	2005P	2004
EBITDA for core operating segments	$625 - 655	$575
Mortgage Services	-	9
Corporate and Other	(70 - 55)	8

Total Company EBITDA	555 - 600	592
Less: Non-program related depreciation and amortization	135 - 130	141
Less: Non-program related interest expense, net	60 - 55	66
Less: Amortization of pendings and listings	20 - 10	3

Pretax income	340 - 405	382
Less: Provision for income taxes and minority interest	110 - 135	134

Income from continuing operations	$230 - 270	$248

Media Contacts:	Investor Contacts:

Elliot Bloom	Sam Levenson
Cendant Corporation	Cendant Corporation
212-413-1832	212-413-1834

Walter Montgomery	Henry A. Diamond
Robinson Lerer & Montgomery	Cendant Corporation
646-805-2002	212-413-1920

Rupert Younger
Finsbury Group
+44-207-251-3801

VEHICLE RENTAL SERVICES

Vehicle Rental Services is one of the largest general-use car rental operators in the U.S. and an industry leader in the car rental sector. It brings together two of the most recognized brands in the industry, Avis, a leading supplier to the business travel segment, and Budget, a top brand in the leisure travel market.

Avis Rent A Car is recognized as an industry leader in applying new technologies and is one of the world’s top brands for customer loyalty. Budget Rent A Car is the owner and franchisor of one of the world’s best-known car rental brands. Budget Truck Rental is the second-largest consumer truck rental company in the United States, operating through a network of more than 2,800 locations throughout the continental United States, serving both the consumer and light duty commercial sectors.
Combined, the two brands have an extended global reach that includes over 6,600 car and truck rental locations in the Americas, Australia, New Zealand and the Caribbean.

Avis Rent A Car System, Inc.
Avis and its subsidiaries operate the world’s second-largest general-use car rental business, with approximately 2,000 locations in the United States, Canada, Australia, New Zealand and the Latin American/Caribbean region. It is a leading brand for customer loyalty, ranking as the number one car rental company in the 2005 Brand Keys® Customer Loyalty Index. Vehicle Rental Services will hold marketing agreements with Avis Europe Plc, a separately owned UK-based company owning or franchising an additional 3,000 Avis locations in Europe, Asia, the Middle East and Africa.

Budget Rent A Car System, Inc.
Budget operates and/or franchises approximately 1,800 rental locations in the U.S., Canada, Latin America, Caribbean, Australia and New Zealand. Today, as an industry leader, Budget continues to appeal to value-minded renters by offering quality vehicles and a rewarding rental experience. The Budget System in Europe, Africa and the Middle East is operated under a royalty-free license arrangement with Zodiac Europe Limited, an independent third party and an affiliate of Avis Europe, and is comprised of approximately 800 locations.

Key Statistics
Headquarters: Parsippany, N.J.
Employees: 31,000
Worldwide car & truck locations (approx): 6,600
Airport car locations vs. Hertz: 175%
Airport car locations vs. Enterprise: 200%

Senior Executives
Ronald L. Nelson, Chairman and CEO
Robert Salerno, President and COO

REAL ESTATE SERVICES

Real Estate Services is a leader in the residential real estate services sector, operating the world’s largest real estate brokerage franchisor, the largest U.S. residential real estate brokerage firm, a premier provider of employee relocation and global mobility services, as well as one of the country’s leading providers of title agency and other settlement services.

Real Estate Franchise Group
The largest franchisor of real estate brokerages has more than 14,000 offices and 300,000 sales associates worldwide, including the following brands:

•	Century 21® — World’s largest residential real estate sales organization with 137,000 brokers and sales associates and over 7,500 independently owned and operated franchised broker offices in 39 countries and territories.

•	Coldwell Banker® — One of the nation’s oldest real estate companies with over 3,900 residential and commercial real estate offices and 125,000 sales associates in 28 countries.

•	Coldwell Banker Commercial® — One of the nation’s largest commercial real estate franchise operations with affiliates offering clients comprehensive buying, selling, leasing, acquisition, disposition and management services.

•	ERA® — A growing residential real estate brokerage franchise system with over 2,700 offices, more than half of which are international.

•	Sotheby’s International Realty® — A luxury real estate network designed to connect the finest independent real estate companies to the most prestigious clientele in the world.

Real Estate Brokerage Group
NRT is the largest residential real estate brokerage company in the U.S. It owns and operates companies in more than 35 of the nation’s largest metropolitan markets. NRT has more than 1,000 offices, 8,000 employees and over 60,000 sales associates nationwide. In 2004, NRT again posted an industry record with more than $200 billion in sales volume.

Relocation Services
Cendant Mobility is a premier provider of employee relocation and mobility services. It operates six global services centers on four continents. The company annually assists over 100,000 employees around the globe for a broad client base including nearly two-thirds of the Fortune 50, as well as government agencies and affinity organizations. The performance-based Cendant Mobility Broker Network closed over 70,000 properties on behalf of Cendant Mobility clients in 2004.

Title and Settlements Services
Cendant Settlement Services Group is one of the nation’s leading full-service title, settlement, and vendor management services companies. It serves real estate companies, affinity groups, corporations and financial institutions in support of residential and commercial real estate transactions.

Key Statistics
Headquarters: Parsippany, N.J.
Employees: 15,000

Senior Executives
Henry R. Silverman, Non-Executive Chairman
Richard A. Smith, CEO

HOSPITALITY

Hospitality is the world’s largest lodging franchisor, with nearly 6,500 hotels on five continents under nine brand names. Hospitality is also the world’s largest timeshare developer with over 140 resorts throughout North America and the South Pacific. Currently comprised of Fairfield Resorts and Trendwest Resorts, the Timeshare Resort Group accounts for more than 760,000 owner families worldwide.

Hotel Group

This group is one of the world’s largest lodging companies, with nearly 6,500 hotels and approximately 540,000 rooms on five continents. Its TripRewards® loyalty program, the lodging industry’s largest based on the number of participating hotels, has grown to more than 4 million members in its first year. The group totals more than 5,300 employees and is headquartered in Parsippany, N.J.

•	Wyndham® — 109 hotels and resorts in the United States, Caribbean and Mexico

•	Ramada® — 977 hotels and resorts worldwide

•	Days Inn® — 1,863 hotels worldwide

•	Super 8® — 2,072 motels in the United States, Canada and China

•	Wingate Inn® — 143 hotels and resorts in the United States and Canada

•	Howard Johnson® — 457 hotels worldwide

•	Travelodge® — 521 hotels in the United States, Canada and Mexico

•	AmeriHost Inn® — 104 hotels in the United States

•	Knights Inn® — 212 motels in the United States and Canada

Timeshare Resort Group
The group consists of Fairfield Resorts and Trendwest Resorts, and is the largest vacation ownership company in the world with over 140 resorts, more than 13,000 individual timeshare units, and over 760,000 owner families. The group totals more than 14,000 employees and is headquartered in Orlando, Fla.

•	Fairfield Resorts specializes in the development and marketing of travel products including vacation ownership intervals at over 70 resorts throughout the U.S. Fairfield was one of the first U.S. developers to move from traditional fixed-week timeshare ownership to a points-based exchange program with the launch of FairShare Plus in 1991.

•	Trendwest Resorts is a leading vacation ownership company offering a network of resorts with a flexible points-based system of ownership. The company currently operates 57 WorldMark resorts in the United States, British Columbia, Mexico and Fiji.

Key Statistics
Headquarters: Parsippany, NJ	Worldwide Timeshare Resorts: 143
Employees: 19,000	TripRewards Membership: 4,100,000
Worldwide Hotels: Nearly 6,500	Timeshare Owner Families: 760,000

Senior Executives
Stephen P. Holmes, Chairman and CEO
Franz Hanning, CEO, Timeshare Resort Group
Steven A. Rudnitsky, CEO, Hotel Group

TRAVEL NETWORK

Travel Network (TN) is a leading global travel network focused on operating across both the consumer direct and business-to-business channels, providing the most comprehensive blend of technology and content available in the industry today.

TN’s customers include travel agencies, tour operators, resort developers, corporate travel buyers, airlines, hotels, car rental companies and online and offline consumers. With over 17,000 employees in approximately 140 countries, TN is the most geographically diverse and vertically integrated travel company in the global travel industry today with unparalleled scale. Some of TN’s major business activities are:

Business to Business

•	Group travel and wholesale services including hotels, transfers and sight seeing provided by Gullivers Travel Associates.

•	Global Distribution System (GDS) services provided to travel agencies, suppliers and corporations through Galileo.

•	Corporate travel management services provided by Travelport and Orbitz for Business, for corporations seeking fully managed on-line travel.

•	Hotel inventory management and connectivity solutions provided by TRUST/Wizcom.

•	Travel business intelligence provided by Shepherd Systems for airlines, travel agencies and travel-related companies.

Business to Consumer

•	Consumer retail travel through brands such as Orbitz and Cheap Tickets in the U.S. and the ebookers, HotelClub.com, RatesToGo.com, aoyou.com and OctopusTravel.com brands internationally.

Vacation Network Group

•	Formed by the combination of RCI and Vacation Rental Group, Vacation Network Group offers leisure accommodations, including more than 55,000 villas and cottages; vacation ownership condominiums; and bungalow parks and campgrounds throughout the U.S., Europe and Asia Pacific through brands such as RCI, Landal Green Parks, English Country Cottages and Novosol. VNG includes luxury private residency clubs and a number of travel destination clubs.

•	Through Leisure Real Estate Solutions, provides consultancy services to resort developers and real estate investors.

Key Statistics:
Headquarters: New York, N.Y.
Employees: 17,000
Travel agencies served: Over 50,000
Hotel properties served: 59,000
Global locations: 140 countries
Vacation properties: 55,000
Exchange and rental customers: 4.4 million
GDS revenue in comparison to total TN revenue: Americas — 18%; International markets — 27%
Gross bookings (direct and indirect): 10 billion online; 47 billion offline

Senior Executives:
Henry R. Silverman, Chairman and CEO
Samuel L. Katz, Vice Chairman and President
Kenneth N. May, Chairman and CEO, Vacation Network Group